widepoint

WidePoint Reports Second Quarter 2020 Financial Results

FAIRFAX, Va., Aug. 13, 2020 (GLOBE NEWSWIRE) -- WidePoint Corporation (NYSE American:WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Telecommunications Lifecycle Management, Identity Management and Digital Billing & Analy solutions, today reported results for the second quarter ended June 30, 2020.

Second Quarter 2020 and Recent Operational Highlights:

- Secured $42 million in federal contract wins, exercised option periods, and contract extensions during the second quarter of 2020
- Awarded a new contract from the Virginia Alcoholic Beverage Control Authority (Virginia ABC) for telecom expense management (TEM) services
- Secured $1.5 million in commercial TM2 contracts during the second quarter of 2020
- Increased the number of devices managed for the United States Census 2020 by over 50% to approximately 680,000 devices
- Announced a strategic vendor agreement with SYNNEX Corporation (NYSE: SNX), potentially expanding channels for reselling credentials

Second Quarter 2020 Financial Highlights (results compared to the same year-ago period):

- Revenues increased 148% to $54.8 million
- Managed Services revenue increased 22% to $9.8 million
- Gross profit increased 25% to $5.1 million
- Net income totaled $489,000
- EBITDA, a non-GAAP financial measure, increased 230% to $1.0 million
- Adjusted EBITDA, a non-GAAP financial measure, increased 107% to $1.2 million

Six Month 2020 Financial Highlights (results compared to the same year-ago period):

- Revenues increased 115% to $94.4 million
- Managed Services revenue increased 37% to $21.4 million
- Gross profit increased 21% to $10.0 million
- Net income totaled $973,000
- EBITDA, a non-GAAP financial measure, increased 73% to $2.2 million
- Adjusted EBITDA, a non-GAAP financial measure, increased 62% to $2.7 million

Second Quarter 2020 Financial Summary

(in millions, except per share amounts)		June 30, 2020		June 30, 2019
		(Unaudited)		
Revenues	$	54.8	$	22.1
Gross Profit	$	5.1	$	4.1
Gross Profit Margin		9.2%		18.4%
Operating Expenses	$	4.4	$	4.2
Income (Loss) from Operations	$	0.6	$	(0.2)
Net Income (Loss)	$	0.5	$	(0.3)
Basic and Diluted Earnings per Share (EPS)	$	0.01	$	0.00
EBITDA	$	1.0	$	0.3
Adjusted EBITDA	$	1.2	$	0.6

Six Month 2020 Financial Summary

(in millions, except per share amounts)		June 30, 2020		June 30, 2019
		(Unaudited)		
Revenues	$	94.4	$	44.0
Gross Profit	$	10.0	$	8.3
Gross Profit Margin		10.6%		18.9%
Operating Expenses	$	8.7	$	8.0
Income from Operations	$	1.4	$	0.3
Net Income	$	1.0	$	0.1
Basic and Diluted Earnings per Share (EPS)	$	0.01	$	0.00
EBITDA	$	2.2	$	1.3
Adjusted EBITDA	$	2.7	$	1.7

The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under the "Safe Harbor Statement" below.

Financial Outlook

For the fiscal year ending December 31, 2020, the company is reiterating its revenue guidance of $185 million to $195 million, which at the midpoint of the range, would represent 87% growth. The company is also reiterating its EBITDA guidance of $3.0 million to $3.4 million, which at the midpoint, represents a 13% increase relative to fiscal 2019. The EBITDA forecast takes into consideration the company's planned strategic investments in sales and marketing and product development in the second half of 2020. The company's financial outlook is based on current expectations.

Management Commentary

"Despite the challenging operating environment that persisted through the second quarter of 2020, we continued to build on the positive trends we established at the start of the year and produced one of the most successful quarters in our company's history," said WidePoint's CEO, Jin Kang. "Our revenues increased considerably to $54.8 million, largely driven by our increased work on the U.S. Census 2020 as well as expansions with other federal government customers who rely on our services to help them navigate the increasing complexities of the mobile landscape. Although the Census project contains a large amount of Carrier Services revenues, whi[ch] negatively impact our margin profile, we still earned $489,000 in net income and approximately $1.0 million in EBITDA as our high margi[n] Managed Services revenues increased 22% to $9.8 million in the second quarter.

"As the number of mobile and IoT devices continues to expand, the need for effective management and their security, which simplifies complexity and generates cost savings, is only increasing. Given those trends and our strong financial position, we remain optimistic abo[ut] our prospects for the second half of the year and our ability to continue profitably growing the business over the long term."

Conference Call

WidePoint management will hold a conference call today (August 13, 2020) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint President and CEO Jin Kang, Executive Vice President and Chief Sales and Marketing Officer Jason Holloway, and Executive Vice President and CFO Kellie Kim will host the conference call, followed by a question and answer period.

U.S. dial-in number: 844-407-9500
International number: 862-298-0850

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 9[illegible]4-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company's website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 27, 2020.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 36035

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP net income to EBITDA is included on the schedules attached hereto.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2020	2019	**2020**	2019
	(Unaudited)		(Unaudited)	
NET INCOME (LOSS)	**$ 488,600**	$ (307,800)	**$ 972,500**	$ 76,300
Adjustments to reconcile net (loss) income to EBITDA:				
Depreciation and amortization	**408,600**	477,100	**831,400**	949,800
Amortization of deferred financing costs	**400**	1,200	**1,700**	2,500
Income tax provision (benefit)	**53,100**	66,500	**230,300**	94,500
Interest income	**100**	(200)	**(3,000)**	(4,700)
Interest expense	**75,800**	74,200	**156,600**	150,400

EBITDA	$ 1,026,600	$ 311,000	$ 2,189,500	$ 1,268,800
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:				
(Recovery) Provision for doubtful accounts	3,600	3,600	600	11,200
Stock-based compensation expense	209,500	284,100	490,900	373,400
Adjusted EBITDA	$ 1,239,700	$ 598,700	$ 2,681,000	$ 1,653,400

Safe Harbor Statement

The information contained in any materials that may be accessed above was, to the best of WidePoint Corporationknowledge, timely and accurate as of the date and/or dates indicated in such materials. However, the passage of time can render information stale, and you should not rely on the continued accuracy of any such materials. WidePoint Corporation has no responsibility to update any information contained in any such materials. In addition, you should refer to periodic reports filed by WidePoint Corporation with the Securities and Exchange Commission for information regarding the risks and uncertainties to which forwardooking statements made in such materials are subject. Such risks and uncertainties may cause WidePoint Corporation's actual results to differ materially from those described in the forward-looking statements.

Investor Relations:

Gateway Investor Relations
Matt Glover or Charlie Schumacher
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

		JUNE 30, 2020		DECEMBER 31, 2019
		(Unaudited)		
ASSETS				
CURRENT ASSETS				
Cash and cash equivalents	$	7,520,725	$	6,879,627
Accounts receivable, net of allowance for doubtful accounts of $116,898 and $126,235 in 2020 and 2019, respectively		22,092,308		14,580,928
Unbilled accounts receivable		26,698,793		13,976,958
Other current assets		1,397,958		1,094,847
Total current assets		57,709,784		36,532,360
NONCURRENT ASSETS				
Property and equipment, net		589,664		681,575
Operating lease right of use asset, net		5,606,082		5,932,769
Intangibles, net		2,196,878		2,450,770
Goodwill		18,555,578		18,555,578
Other longterm assets		641,381		140,403
Total assets	$	85,299,367	$	64,293,455
LIABILITIES AND STOCKHOLDERS' EQUITY				
CURRENT LIABILITIES				
Accounts payable	$	20,107,933	$	13,581,822
Accrued expenses		28,534,306		14,947,981
Deferred revenue		1,892,243		2,265,067
Current portion of operating lease liabilities		566,881		599,619
Current portion of other term obligations		31,887		133,777
Total current liabilities		51,133,250		31,528,266
NONCURRENT LIABILITIES				
Operating lease liabilities, net of current portion		5,332,139		5,593,649

Other term obligations, net of current portion	-	-
Deferred revenue, net of current portion	354,385	363,560
Deferred tax liability	2,096,636	1,868,562
Total liabilities	58,916,410	39,354,037
Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares authorized; 84,418,523 and 83,861,453 shares issued and outstanding, respectively	84,418	83,861
Additional paid-in capital	95,759,312	95,279,114
Accumulated other comprehensive loss	(252,325)	(242,594)
Accumulated deficit	(69,208,448)	(70,180,963)
Total stockholders' equity	26,382,957	24,939,418
Total liabilities and stockholders' equity	$ 85,299,367	$ 64,293,455

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)	
REVENUES	$54,783,790	$22,093,153	$94,449,146	$44,010,055
COST OF REVENUES (including amortization and depreciation of $142,150, $232,968, $301,768, and $465,159, respectively)	49,726,210	18,036,409	84,426,234	35,699,468
GROSS PROFIT	5,057,580	4,056,744	10,022,912	8,310,587
OPERATING EXPENSES				
Sales and marketing	439,684	415,462	931,915	808,873
General and administrative expenses (including sharebased compensation of $209,427, $284,111, $490,868 and $373,377, respectively)	3,733,516	3,563,405	7,203,608	6,698,114
Product development	-	-	-	-
Depreciation and amortization	266,404	244,064	529,632	484,612
Total operating expenses	4,439,604	4,222,931	8,665,155	7,991,599
INCOME (LOSS) FROM OPERATIONS	617,976	(166,187)	1,357,757	318,988
OTHER (EXPENSE) INCOME				
Interest income	(68)	259	3,025	4,721
Interest expense	(76,190)	(75,372)	(158,307)	(152,917)
Other income	9	(9)	340	-
Total other expense	(76,249)	(75,122)	(154,942)	(148,196)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	541,727	(241,309)	1,202,815	170,792
INCOME TAX PROVISION	53,100	66,452	230,300	94,452
NET INCOME (LOSS)	$ 488,627	$ (307,761)	$ 972,515	$ 76,340

BASIC EARNINGS PER SHARE	**$ 0.01**	$ 0.00	**$ 0.01**	$ 0.00
BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	**83,920,314**	83,990,722	**83,880,197**	83,902,077
DILUTED EARNINGS PER SHARE	**$ 0.01**	$ 0.00	**$ 0.01**	$ 0.00
DILUTED WEIGHTEDAVERAGE SHARES OUTSTANDING	**84,964,261**	83,990,722	**84,664,395**	83,965,994